SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
April 6, 2004
      Bear Stearns Asset Backed Securities, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-91334 (Commission file number)	13-3836437 (I.R.S. employer identification no.)

383 Madison Avenue New York, New York (Address of principal executive offices)	10179 (ZIP Code)

        (212) 272-2000
Registrant's telephone number, including area code

              N/A
(Former name or former address, if changed since last report)

Item 5. Other Events

Attached as Exhibit 99.1 to this Current Report are certain materials (the “Computational Materials”) furnished to the Registrant by Bear, Stearns & Co. Inc. (“Bear Stearns”) in respect to Bear Stearns Asset Backed Securities, Inc., Asset-Backed Certificates, Series 2004-1, Class A-1, Class A-2, Class A-IO, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class R-1, Class R-2 and Class R-3 (the “Certificates”). The Certificates will be offered pursuant to a Prospectus Supplement, to be dated on or about April 6, 2004, and a Prospectus dated September 25, 2003 (the Prospectus Supplement and the Prospectus are collectively referred to herein as the “Prospectus”) filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Act”). The Certificates have been registered pursuant to the Act under a Registration Statement on Form S-3 (Commission File No. 333-91334) (the “Registration Statement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Prospectus.

The Computational Materials were prepared solely by Bear Stearns for use by Bear Stearns, as underwriter of the Certificates, and the Registrant did not prepare or participate (other than providing to Bear Stearns, as underwriter of the Certificates, the background information concerning the underlying pool of assets upon which the Computational Materials are based) in the preparation of the Computational Materials.

Any statements or information contained in these Computational Materials shall be deemed to be modified or superseded for the purposes of the Prospectus and the Registration Statement by statements or information contained in the Prospectus.

Item 7. Financial Statements: Pro Forma Financial Information and Exhibits.

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits:

99.1    Computational Materials of Bear, Stearns & Co. Inc.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAR STEARNS ASSET BACKED SECURITIES, INC. By: /s/ Joseph T. Jurkowski, Jr. Name: Joseph T. Jurkowski, Jr. Title: Vice President

Dated: April 8, 2004

EXHIBIT INDEX

Exhibit No. 99.1	Description of Exhibit Computational Materials of Bear, Stearns & Co. Inc.